UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2008

Golf Trust of America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-14494	33-0724736
(Commission File Number)	(IRS Employer Identification No.)

10 North Adger’s Wharf, Charleston, SC	29401
(Address of Principal Executive Offices)	(Zip Code)

(843) 723-4653

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Failure to Satisfy a Continued Listing Rule or Standard

On February 14, 2008, Golf Trust of America, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the of the American Stock Exchange (the “Exchange” or “Amex”) stating that it had recommended that the Hearings Department cancel the Company’s delisting hearing scheduled for Tuesday, February 19, 2008 (the “Amex February Letter”). This proposed delisting was the subject of a December 20, 2007 Company 8-K following the Company’s receipt of a December 14, 2007 letter (the “Amex December Letter”) from Amex relaying Amex’s intention to proceed with filing of an application with the Securities and Exchange Commission (the “SEC”) pursuant to Section 1009 of the Amex Company Guide (the “Guide”) to strike the Company’s common stock from listing and registration on the Exchange.)

This reversal, in the form of the Amex February Letter, permitting the Company’s common stock to remain listed on Amex, followed:

•                  The Company’s appeal of the contemplated delisting within applicable provisions of the Guide by providing materials February 8, 2008 and attending a conference call inquiry requested by the Amex and held on February 13, 2008; and

•                  Was based upon the information submitted by the Company and relayed and/or confirmed in that call, including certain facts and circumstances which reflected the Company’s desire and ability to remain in compliance with the continued listing standards pursuant to Section 1003 of the Guide.

A copy of the Company’s press release announcing the matters set forth above is furnished as Exhibit 99.1 hereto.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release of Golf Trust of America, Inc. dated February 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golf Trust of America, Inc.
(Registrant)

Date: February 19, 2008	By:	/s/ Michael C. Pearce
Michael C. Pearce
President and Chief Executive Officer